Exhibit 99.1

FOR RELEASE (01.25.2023)	Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

FOURTH QUARTER 2022 NET INCOME OF $10.9 MILLION

MINNEAPOLIS, MN (January 25, 2023) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $10.9 million for the fourth quarter of 2022, or $0.53 per diluted common share, compared to net income of $9.6 million, or $0.47 per diluted common share, for the third quarter of 2022, and net income of $12.7 million, or $0.72 per diluted common share, for the fourth quarter of 2021.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “2022 was a year of transitions and milestones for our Company. We completed our largest acquisition with Metro Phoenix Bank, which was transformational to our growth in the Arizona market. We added new leadership and had continued momentum in talent acquisitions with successful lift outs and additions of commercial bankers, treasury management professionals, and wealth and retirement advisors. We remain focused on client acquisition and deepening of relationships with existing clients through our diversified business model. We continue to right size our infrastructure and manage expenses, despite facing inflationary pressures. During the year, we returned over 33% of our earnings to our shareholders by increasing our dividend 11%. We remain focused on creating long-term value for our clients, and in return, our shareholders. I want to thank our employees for all their continued hard work in developing the strong foundation from which we will continue to grow from in 2023 and beyond.”

Quarterly Highlights

◾	Return on average total assets of 1.17%, compared to 1.02% for the third quarter of 2022
◾	Return on average common equity of 12.37%, compared to 10.25% for the third quarter of 2022
◾	Return on average tangible common equity(1) of 16.63%, compared to 13.89% for the third quarter of 2022
◾	Net interest margin (tax-equivalent) was 3.09%, compared to 3.21% for the third quarter of 2022
◾	Noninterest expense was $37.9 million, a $4.8 million, or 11.3%, decrease compared to $42.8 million for the third quarter of 2022
◾	Efficiency ratio(1) of 69.6%, compared to 74.8% for the third quarter of 2022
◾	Allowance for loan losses to total loans was 1.27% compared to 1.80% as of December 31, 2021. Excluding the acquisition of Metro Phoenix Bank the allowance for loan losses to total loans was 1.43% as of December 31, 2022
◾	Noninterest income for the third quarter of 2022 was 48.62% of total revenue, compared to 48.82% for the third quarter of 2022
◾	Loan to deposit ratio was 83.8%, compared to 60.2% as of December 31, 2021
◾	Common equity tier 1 capital to risk weighted assets was 13.39%, compared to 14.65% as of December 31, 2021

Full Year 2022 Highlights

◾	Net income of $40.0 million, a decrease of $12.7 million, or 24.1%, compared to $52.7 million in 2021
◾	Noninterest expense of $158.8 million, a decrease of $10.1 million, or 6.0%, compared to $168.9 million in 2021
◾	No provision for loan losses expense in 2022, compared to a $3.5 million reversal of provision for loan losses expense in 2021
◾	Loans held for investment increased $686.0 million, or 39.0%, since December 31, 2021, including $270.4 million of loans acquired from Metro Phoenix Bank. Excluding the acquisition of Metro Phoenix Bank and Paycheck Protection Program, or PPP, loans, loans held for investment increased $448.4 million, or 25.5%, since December 31, 2021
◾	Average loans of $2.1 billion, an increase of $200.7 million, or 10.8%, from 2021
◾	Average deposits of $2.9 billion, an increase of $158.0 million, or 5.8%, from 2021
◾	Diluted earnings per share, or EPS, of $2.10, compared to $2.97 in 2021
◾	Return on average total assets of 1.14%, compared to 1.66% in 2021
◾	Return on average common equity of 11.55%, compared to 15.22% in 2021

◾	Return on average tangible common equity(1) of 15.09%, compared to 18.89% in 2021
◾	Revenue of $211.0 million, a decrease of $23.5 million, or 10.0%, compared to $234.5 million in 2021
o	Net interest income was $99.7 million, an increase of $12.6 million, or 14.5%, compared to $87.1 million in 2021
o	Noninterest income was $111.2 million, a decrease of $36.2 million, or 24.5%, compared to $147.4 million in 2021
◾	Dividends declared per common share were $0.70, a $0.07, or 11.1% increase compared to $0.63 in 2021
(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars and shares in thousands, except per share data)	2022	2022	2021	2022	2021
Performance Ratios
Return on average total assets	1.17%	1.02%	1.50%	1.14%	1.66%
Return on average common equity	12.37%	10.25%	14.12%	11.55%	15.22%
Return on average tangible common equity (1)	16.63%	13.89%	17.36%	15.09%	18.89%
Noninterest income as a % of revenue	48.62%	48.82%	59.67%	52.72%	62.86%
Net interest margin (tax-equivalent)	3.09%	3.21%	2.84%	3.04%	2.90%
Efficiency ratio (1)	69.62%	74.76%	71.06%	72.86%	70.02%
Net charge-offs/(recoveries) to average loans	(0.03)%	0.07%	(0.22)%	0.02%	(0.04)%
Dividend payout ratio	33.96%	38.30%	22.22%	33.33%	21.21%
Per Common Share
Earnings per common share - basic	$0.54	$0.48	$0.73	$2.12	$3.02
Earnings per common share - diluted	$0.53	$0.47	$0.72	$2.10	$2.97
Dividends declared per common share	$0.18	$0.18	$0.16	$0.70	$0.63
Book value per common share	$17.85	$17.25	$20.88
Tangible book value per common share (1)	$14.37	$13.76	$17.87
Average common shares outstanding - basic	19,988	19,987	17,210	18,640	17,189
Average common shares outstanding - diluted	20,232	20,230	17,480	18,884	17,486
Other Data
Retirement and benefit services assets under administration/management	$32,122,520	$30,545,694	$36,732,938
Wealth management assets under administration/management	$3,582,648	$3,435,786	$4,039,931
Mortgage originations	$126,254	$229,901	$356,821	$812,314	$1,836,064

(1)Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the third quarter of 2022 was $27.0 million, a $1.4 million, or 4.8%, decrease from the third quarter of 2022. Net interest income increased $4.2 million, or 18.3%, from $22.8 million for the fourth quarter of 2021. The quarter over quarter decrease in net interest income was primarily driven by an increase of $4.8 million, or 123.5%, in interest expense, partially offset by a $3.5 million, or 11.0%, increase in interest income. The increase in interest expense was primarily due to increases of $3.8 million in interest expense paid on deposits and $1.0 million in interest expense paid on short-term borrowings. The increase in interest expense paid on deposits was primarily due to deposit rate increases in response to a highly competitive deposit environment arising from the Federal Reserve Bank raising short-term rates. Short-term borrowings expense increased as short-term rates increased and the average balance of short-term borrowings increased as loan growth outpaced deposit growth in the fourth quarter of 2022.

Net interest margin (tax-equivalent), a non-GAAP financial measure, was 3.09% for the fourth quarter of 2022, a 12 basis point decrease from 3.21% for the third quarter of 2022, and a 25 basis point increase from 2.84% in the fourth quarter of 2021. The linked quarter decrease was primarily driven by a 79 basis point increase in the rate paid on interest-bearing liabilities, partially offset by a 45 basis point increase in interest earning asset yields. The increase in the rate paid on interest-bearing liabilities was the result of a 73 basis point increase on the rate paid on interest-bearing deposits and a 143 basis point increase in the rate paid on fed funds purchased and short-term borrowings. The increase in interest earning asset yields was primarily driven by a 49 basis point increase in loan yields. Additionally, we saw a $97.4 million increase in average total loans, primarily due to a $56.6 million increase in the average balance of commercial real estate and real estate construction loans.

Noninterest Income

Noninterest income for the fourth quarter of 2022 was $25.5 million, a $1.5 million, or 5.5%, decrease from the third quarter of 2022. The quarter over quarter decrease was primarily driven by a $1.6 million decrease in mortgage banking revenue, partially offset by a $292 thousand increase in wealth management revenue. The decrease in mortgage banking revenue was primarily due to a $103.6 million, or 45.1%, decrease in mortgage originations driven by macroeconomic challenges, partially offset by a 41 basis point increase in the gain on sale margin. The increase in wealth management revenue was primarily driven by a $146.9 million increase in assets under management, due to increased market value from improved bond and equity markets.

Noninterest income for the fourth quarter of 2022 decreased $8.2 million, or 24.3%, from $33.7 million in the fourth quarter of 2021. The decrease in noninterest income was primarily due to decreases of $5.8 million in mortgage banking revenue, $2.0 million in retirement and benefit services revenue and $489 thousand in wealth management revenue. The decrease in mortgage banking revenue was primarily due to a $230.6 million decrease in mortgage originations driven by macroeconomic challenges. The decrease in retirement and benefit services revenue was primarily due to a $4.6 billion decrease in assets under administration/management. Wealth management revenue decreased primarily due to a $457.3 million decrease in assets under management. Both decreases in assets under administration/management were mainly driven by lower bond and equity markets.

Noninterest Expense

Noninterest expense for the fourth quarter of 2022 was $37.9 million, a $4.8 million, or 11.3%, decrease compared to the third quarter of 2022. The linked quarter decrease in noninterest expense was primarily due to decreases of $2.0 million in compensation expense, $1.7 million in professional fees and assessments, and $968 thousand in business services, software and technology expense. Compensation expense decreased primarily due to lower mortgage incentives associated with the decrease in mortgage originations as well as an accrual adjustment to performance bonus accruals. The decrease in professional fees and assessments was primarily driven by a decline in the one-time expenses associated with the acquisition of Metro Phoenix Bank. Business services, software and technology expense decreased primarily due to the timing of contract renewals.

Noninterest expense for the fourth quarter of 2022 decreased $3.3 million, or 8.1%, from $41.3 million in the fourth quarter of 2021. The year over year decrease in noninterest expense was primarily driven by decreases of $2.9 million in compensation expense, $815 thousand of business services, software and technology expense, and $703 thousand in employee taxes and benefits expense, partially offset by a $1.0 million increase in other noninterest expense. The decrease in compensation expense was primarily due to lower mortgage incentives associated with the decrease in mortgage originations. Business services, software and technology expense decreased primarily due to the timing of contract renewals. The decrease in employee taxes and benefits expense was primarily due to a $531 thousand decrease in share-based compensation from an acceleration upon employee retirements. The increase in other noninterest expense included $469 thousand in one-time expenses from our divestiture of payroll services and $247 thousand increase in the provision for unfunded commitments.

Financial Condition

Total assets were $3.8 billion as of December 31, 2022, an increase of $386.9 million, or 11.4%, from December 31, 2021. The increase in assets included an increase of $686.0 million in loans held for investment, partially offset by decreases of $184.1 million in cash and cash equivalents and $166.5 million in investment securities.

Loans

Total loans were $2.4 billion as of December 31, 2022, an increase of $686.0 million, or 39.0%, from December 31, 2021. The increase in total loans was primarily due to increases of $415.6 million in organic loan growth and $270.4 million in loans acquired from Metro Phoenix Bank. Excluding loans acquired from Metro Phoenix Bank, the increase in organic loan growth included increases of $154.5 million in commercial real estate, $149.2 million in residential real estate first mortgages and $50.5 million in commercial and industrial loans. Excluding PPP loans and loans acquired from Metro Phoenix Bank, commercial and industrial loans increased $83.4 million.

The following table presents the composition of our loan portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Commercial
Commercial and industrial (1)	$583,876	$564,655	$484,426	$467,449	$436,761
Real estate construction	97,810	89,215	48,870	41,604	40,619
Commercial real estate	881,670	819,068	599,737	602,158	598,893
Total commercial	1,563,356	1,472,938	1,133,033	1,111,211	1,076,273
Consumer
Residential real estate first mortgage	679,551	649,818	568,571	522,489	510,716
Residential real estate junior lien	150,479	143,681	135,255	130,604	125,668
Other revolving and installment	50,608	51,794	53,384	53,738	45,363
Total consumer	880,638	845,293	757,210	706,831	681,747
Total loans	$2,443,994	$2,318,231	$1,890,243	$1,818,042	$1,758,020

(1)	Includes PPP loans of $737 thousand at December 31, 2022, $2.9 million at September 30, 2022, $6.9 million at June 30, 2022, $13.1 million at March 31, 2022 and $33.6 million at December 31, 2021.

Deposits

Total deposits were $2.9 billion as of December 31, 2022, a decrease of $5.1 million, or 0.2%, from December 31, 2021. Interest-bearing deposits increased $72.8 million, while noninterest-bearing deposits decreased $77.9 million in the fourth quarter of 2022. In the third quarter of 2022, we acquired $353.7 million in deposits from our acquisition of Metro Phoenix Bank. Excluding deposits acquired from Metro Phoenix Bank, deposits decreased $358.8 million, or 12.3%, from December 31, 2021. The decrease was primarily due to decreases of $184.7 million in interest-bearing deposits and $174.0 million in noninterest-bearing deposits. Interest-bearing deposits decreased primarily due to a $84.9 million decrease in money market savings accounts, and a $69.0 million decrease in time deposits. Noninterest-bearing deposits decreased primarily due to a $68.3 million decrease in synergistic deposits. Synergistic deposits, which include deposits from our retirement and benefit services and wealth management segments as well as HSA deposits, increased $22.6 million from December 31, 2021, primarily due to increases in our synergistic deposits from our wealth management division.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Noninterest-bearing demand	$860,987	$905,228	$764,808	$831,558	$938,840
Interest-bearing
Interest-bearing demand	706,275	653,216	642,641	760,321	714,669
Savings accounts	99,882	101,820	97,227	99,299	96,825
Money market savings	1,035,981	1,079,520	914,423	976,905	937,305
Time deposits	212,359	222,027	200,451	224,184	232,912
Total interest-bearing	2,054,497	2,056,583	1,854,742	2,060,709	1,981,711
Total deposits	$2,915,484	$2,961,811	$2,619,550	$2,892,267	$2,920,551

Asset Quality

Total nonperforming assets were $3.8 million as of December 31, 2022, an increase of $742 thousand, or 24.1%, from December 31, 2021. As of December 31, 2022, the allowance for loan losses was $31.1 million, or 1.27% of total loans, compared to $31.6 million, or 1.80% of total loans, as of December 31, 2021. Excluding Metro Phoenix Bank, the allowance for loan losses to total loans was 1.43% as of December 31, 2022.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Nonaccrual loans	$3,794	$4,303	$4,370	$4,069	$2,076
Accruing loans 90+ days past due	—	1,000	—	146	121
Total nonperforming loans	3,794	5,303	4,370	4,215	2,197
OREO and repossessed assets	30	904	860	865	885
Total nonperforming assets	$3,824	$6,207	$5,230	$5,080	$3,082
Net charge-offs/(recoveries)	(178)	405	340	(141)	(1,006)
Net charge-offs/(recoveries) to average loans	(0.03)%	0.07%	0.07%	(0.03)%	(0.22)%
Nonperforming loans to total loans	0.16%	0.23%	0.23%	0.23%	0.12%
Nonperforming assets to total assets	0.10%	0.17%	0.16%	0.15%	0.09%
Allowance for loan losses to total loans	1.27%	1.34%	1.66%	1.74%	1.80%
Allowance for loan losses to nonperforming loans	821%	584%	718%	752%	1,437%

For the fourth quarter of 2022, we had net recoveries of $178 thousand compared to net charge-offs of $405 thousand for the third quarter of 2022 and $1.0 million of net recoveries for the fourth quarter of 2021.

There was no provision expense recorded for the three months ended December 31, 2022, no change compared to the three months ended September 30, 2022, and a $1.5 million increase as compared to the three months ended December 31, 2021. With the decrease in nonperforming assets, as well as adjustments for pandemic related qualitative factors, management concluded no need for additional provision expense in the period.

Capital

Total stockholders’ equity was $356.9 million as of December 31, 2022, a decrease of $2.5 million, or 0.7%, from December 31, 2021. The decrease in stockholders’ equity was primarily due to a $94.4 million decrease in other comprehensive loss, due to rising interest rates, which resulted in a lower fair value of our available-for-sale investment securities portfolio. Tangible book value per common share, a non-GAAP financial measure, decreased to $14.37 as of December 31, 2022, from $17.87 as of December 31, 2021. Tangible common equity to tangible assets, a non-GAAP financial measure, decreased to 7.74% as of December 31, 2022, from 9.21% as of December 31, 2021. Common equity tier 1 capital to risk weighted assets decreased to 13.39% as of December 31, 2022, from 14.65% as of December 31, 2021.

The following table presents our capital ratios as of the dates indicated:

	December 31,	September 30,	December 31,
	2022	2022	2021
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	13.39%	13.63%	14.65%
Tier 1 capital to risk weighted assets	13.69%	13.94%	15.06%
Total capital to risk weighted assets	16.48%	16.84%	18.64%
Tier 1 capital to average assets	11.25%	10.82%	9.79%
Tangible common equity / tangible assets (2)	7.74%	7.59%	9.21%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	12.76%	13.01%	13.87%
Tier 1 capital to risk weighted assets	12.76%	13.01%	13.87%
Total capital to risk weighted assets	13.83%	14.11%	15.12%
Tier 1 capital to average assets	10.48%	11.12%	9.01%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Thursday, January 26, 2023, to discuss its financial results. The call can be accessed via telephone at (844) 200-6205, using access code 249132. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus has banking, mortgage, and wealth management offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix, Scottsdale, and Mesa Arizona. Alerus Retirement and Benefits plan administration hubs are located in Minnesota, Michigan, and Colorado.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risks associated with our business, including the effects of recent and anticipated rate increases by the Federal Reserve; our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including continued rising rates of inflation; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of Metro Phoenix Bank which we acquired in 2022; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions, including the acquisition of Metro Phoenix Bank; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; fluctuations in the values of the securities held in our securities portfolio, including as a result of rising interest rates, which has resulted in unrealized losses in our portfolio; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients, and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in response to the pandemic; acts of war or terrorism, including the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate, as well as the development and implementation of other alternative reference rates; changes to U.S. or state tax laws, regulations and guidance, including the new 1.0% excise tax on stock buybacks by publicly traded companies; talent and labor shortages and employee turnover; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$58,242	$242,311
Investment securities
Available-for-sale, at fair value	717,324	853,649
Held-to-maturity, at carrying value	321,902	352,061
Fed funds sold	—	—
Loans held for sale	9,488	46,490
Loans	2,443,994	1,758,020
Allowance for loan losses	(31,146)	(31,572)
Net loans	2,412,848	1,726,448
Land, premises and equipment, net	17,288	18,370
Operating lease right-of-use assets	5,419	3,727
Accrued interest receivable	12,869	8,537
Bank-owned life insurance	33,991	33,156
Goodwill	47,087	31,490
Other intangible assets	22,455	20,250
Servicing rights	2,643	1,880
Deferred income taxes, net	42,369	11,614
Other assets	75,712	42,708
Total assets	$3,779,637	$3,392,691
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$860,987	$938,840
Interest-bearing	2,054,497	1,981,711
Total deposits	2,915,484	2,920,551
Short-term borrowings	378,080	—
Long-term debt	58,843	58,933
Operating lease liabilities	5,902	4,275
Accrued expenses and other liabilities	64,456	49,529
Total liabilities	3,422,765	3,033,288
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 19,991,681 and 17,212,588 issued and outstanding	19,992	17,213
Additional paid-in capital	155,095	92,878
Retained earnings	280,426	253,567
Accumulated other comprehensive income (loss)	(98,641)	(4,255)
Total stockholders’ equity	356,872	359,403
Total liabilities and stockholders’ equity	$3,779,637	$3,392,691

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Loans, including fees	$29,248	$25,379	$19,354	$89,907	$78,133
Investment securities
Taxable	5,813	5,939	4,454	23,260	13,001
Exempt from federal income taxes	210	209	231	848	925
Other	541	748	166	1,562	598
Total interest income	35,812	32,275	24,205	115,577	92,657
Interest Expense
Deposits	5,675	1,852	880	9,169	3,661
Short-term borrowings	2,545	1,516	—	4,339	—
Long-term debt	628	591	536	2,340	1,897
Total interest expense	8,848	3,959	1,416	15,848	5,558
Net interest income	26,964	28,316	22,789	99,729	87,099
Provision for loan losses	—	—	(1,500)	—	(3,500)
Net interest income after provision for loan losses	26,964	28,316	24,289	99,729	90,599
Noninterest Income
Retirement and benefit services	16,599	16,597	18,552	67,135	71,709
Wealth management	5,144	4,852	5,633	20,870	21,052
Mortgage banking	2,170	3,782	7,967	16,921	48,502
Service charges on deposit accounts	282	377	370	1,434	1,395
Net gains (losses) on investment securities	—	—	—	—	125
Other	1,322	1,402	1,196	4,863	4,604
Total noninterest income	25,517	27,010	33,718	111,223	147,387
Noninterest Expense
Compensation	19,189	21,168	22,088	80,656	93,386
Employee taxes and benefits	4,887	5,079	5,590	21,915	22,033
Occupancy and equipment expense	1,892	1,926	1,936	7,605	8,148
Business services, software and technology expense	4,405	5,373	5,220	19,487	20,486
Intangible amortization expense	1,324	1,324	1,053	4,754	4,380
Professional fees and assessments	1,454	3,126	1,808	8,367	6,292
Marketing and business development	950	890	872	3,254	3,182
Supplies and postage	634	588	778	2,440	2,361
Travel	356	291	206	1,182	442
Mortgage and lending expenses	606	409	488	2,183	4,250
Other	2,251	2,593	1,237	6,927	3,949
Total noninterest expense	37,948	42,767	41,276	158,770	168,909
Income before income taxes	14,533	12,559	16,731	52,182	69,077
Income tax expense	3,624	2,940	4,026	12,177	16,396
Net income	$10,909	$9,619	$12,705	$40,005	$52,681
Per Common Share Data
Earnings per common share	$0.54	$0.48	$0.73	$2.12	$3.02
Diluted earnings per common share	$0.53	$0.47	$0.72	$2.10	$2.97
Dividends declared per common share	$0.18	$0.18	$0.16	$0.70	$0.63
Average common shares outstanding	19,988	19,987	17,210	18,640	17,189
Diluted average common shares outstanding	20,232	20,230	17,480	18,884	17,486

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	December 31,	September 30,	December 31,
	2022	2022	2021
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$356,872	$344,839	$359,403
Less: Goodwill	47,087	46,060	31,490
Less: Other intangible assets	22,455	23,779	20,250
Tangible common equity (a)	287,330	275,000	307,663
Total assets	3,779,637	3,691,253	3,392,691
Less: Goodwill	47,087	46,060	31,490
Less: Other intangible assets	22,455	23,779	20,250
Tangible assets (b)	3,710,095	3,621,414	3,340,951
Tangible common equity to tangible assets (a)/(b)	7.74%	7.59%	9.21%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$356,872	$344,839	$359,403
Less: Goodwill	47,087	46,060	31,490
Less: Other intangible assets	22,455	23,779	20,250
Tangible common equity (c)	287,330	275,000	307,663
Total common shares issued and outstanding (d)	19,992	19,987	17,213
Tangible book value per common share (c)/(d)	$14.37	$13.76	$17.87

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Return on Average Tangible Common Equity
Net income	$10,909	$9,619	$12,705	$40,005	$52,681
Add: Intangible amortization expense (net of tax)	1,046	1,046	832	3,756	3,460
Net income, excluding intangible amortization (e)	11,955	10,665	13,537	43,761	56,141
Average total equity	349,812	372,274	357,084	346,355	346,059
Less: Average goodwill	46,283	48,141	30,930	39,415	30,385
Less: Average other intangible assets (net of tax)	18,243	19,466	16,843	17,018	18,548
Average tangible common equity (f)	285,286	304,667	309,311	289,922	297,126
Return on average tangible common equity (e)/(f)	16.63%	13.89%	17.36%	15.09%	18.89%
Efficiency Ratio
Noninterest expense	$37,948	$42,767	$41,276	$158,770	$168,909
Less: Intangible amortization expense	1,324	1,324	1,053	4,754	4,380
Adjusted noninterest expense (g)	36,624	41,443	40,223	154,016	164,529
Net interest income	26,964	28,316	22,789	99,729	87,099
Noninterest income	25,517	27,010	33,718	111,223	147,387
Tax-equivalent adjustment	124	112	99	429	492
Total tax-equivalent revenue (h)	52,605	55,438	56,606	211,381	234,978
Efficiency ratio (g)/(h)	69.62%	74.76%	71.06%	72.86%	70.02%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Year ended
	December 31, 2022		September 30, 2022		December 31, 2021		December 31, 2022		December 31, 2021
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$26,510	2.16%	$72,157	2.02%	$232,650	0.16%	$58,149	1.01%	$222,916	0.14%
Investment securities (1)	1,046,441	2.30%	1,116,458	2.20%	1,119,370	1.68%	1,135,426	2.14%	864,273	1.64%
Fed funds sold	7,119	3.40%	21,893	2.37%	—	—%	7,313	2.63%	—	—%
Loans held for sale	14,505	4.54%	27,032	4.14%	53,357	2.33%	24,497	3.49%	65,968	2.26%
Loans
Commercial:
Commercial and industrial	561,252	5.80%	566,987	5.41%	471,262	5.61%	507,040	5.13%	579,002	4.91%
Real estate construction	96,189	6.02%	70,545	5.60%	41,573	3.89%	63,296	5.21%	41,751	4.10%
Commercial real estate	838,466	4.85%	807,505	4.07%	587,542	3.90%	713,102	4.16%	571,326	3.77%
Total commercial	1,495,907	5.28%	1,445,037	4.67%	1,100,377	4.63%	1,283,438	4.59%	1,192,079	4.34%
Consumer
Residential real estate first mortgage	665,135	3.64%	624,826	3.54%	504,997	3.30%	587,443	3.50%	477,621	3.47%
Residential real estate junior lien	146,912	6.46%	140,664	5.41%	129,238	4.52%	136,483	5.29%	131,412	4.64%
Other revolving and installment	51,836	5.62%	51,834	4.98%	48,045	4.53%	52,071	4.85%	57,574	4.41%
Total consumer	863,883	4.24%	817,324	3.96%	682,280	3.62%	775,997	3.91%	666,607	3.78%
Total loans (1)	2,359,790	4.90%	2,262,361	4.41%	1,782,657	4.25%	2,059,435	4.33%	1,858,686	4.14%
Federal Reserve/FHLB stock	19,603	6.80%	18,449	5.35%	6,496	4.34%	13,824	5.67%	6,329	4.36%
Total interest earning assets	3,473,968	4.10%	3,518,350	3.65%	3,194,530	3.02%	3,298,644	3.52%	3,018,172	3.09%
Noninterest earning assets	232,754		224,804		159,370		202,011		160,648
Total assets	$3,706,722		$3,743,154		$3,353,900		$3,500,655		$3,178,820
Interest-Bearing Liabilities
Interest-bearing demand deposits	$692,217	0.50%	$659,696	0.13%	$754,432	0.13%	$692,287	0.22%	$697,276	0.14%
Money market and savings deposits	1,185,502	1.39%	1,180,576	0.40%	1,039,492	0.14%	1,113,426	0.55%	1,023,677	0.15%
Time deposits	214,264	1.20%	234,459	0.74%	225,497	0.46%	221,997	0.70%	215,624	0.54%
Fed funds purchased	86,350	3.78%	84,149	2.31%	—	—%	63,296	2.46%	3	—%
Short-term borrowings	178,533	3.82%	168,750	2.41%	—	—%	89,932	3.10%	—	—%
Long-term debt	58,830	4.24%	58,843	3.98%	58,938	3.61%	58,864	3.98%	50,759	3.74%
Total interest-bearing liabilities	2,415,696	1.45%	2,386,473	0.66%	2,078,359	0.27%	2,239,802	0.71%	1,987,339	0.28%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	870,948		920,340		851,210		851,821		784,998
Other noninterest-bearing liabilities	70,266		64,067		67,247		62,677		60,424
Stockholders’ equity	349,812		372,274		357,084		346,355		346,059
Total liabilities and stockholders’ equity	$3,706,722		$3,743,154		$3,353,900		$3,500,655		$3,178,820
Net interest income (1)
Net interest rate spread		2.65%		2.99%		2.75%		2.81%		2.81%
Net interest margin, tax-equivalent (1)		3.09%		3.21%		2.84%		3.04%		2.90%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.